SECURITIES AND EXCHANGE COMMISSION

                               Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported)
                                  August 17, 1999
                                  --------------

                              Monarch Services, Inc.
                              -------------------
            (Exact name of registrant as specified in its charter)


                 Delaware               0-8512            52-1073628
              ---------------       --------------     ------------------
              (State or other       (Commission        (IRS Employer
              jurisdiction of       file number)       Identification No.)


            4517 Harford Road, Baltimore, Maryland           21214
            -------------------------------------------------------
            (Address of principal executive office)      (Zip Code)


         Registrant's telephone number, including area code, (410) 254-9200
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Item 5.  Termination of Printing and Envelope Business


FOR IMMEDIATE RELEASE

PRESS RELEASE



August 17, 1999 (Baltimore, Maryland)

Monarch Services, Inc.(NASDAQ:MAHI) announced today the termination of its printing and envelope business.

The printing and envelope divisions' losses have increased since last year's sale of the company's games division to a subsidiary of toymaker Hasbro, Inc.

The company's founder and chairman, A. Eric Dott expressed regret at the cessation of the printing and envelope business and the loss of employment suffered by the employees related to such business. Mr. Dott expressed his gratitude to the Company's long term employees for their outstanding service over the years.

The company will focus future attention on its successful Girls' Life magazine.

                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MONARCH SERVICES, INC.


Date:  August 17, 1999               By: /s/ A. Eric Dott
                                     -----------------------------------
                                     A. Eric Dott, Chairman of the Board